Exhibit 10.2

                                          The Newkirk Master Limited Partnership

                      AMENDED AND RESTATED PLEDGE AGREEMENT

            This AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 2002, by and between The Newkirk Master Limited Partnership, a Delaware limited partnership ("Newkirk MLP" or "Pledgor"), and Administrator LLC, a Delaware limited liability company, for itself ("Administrator") and as agent for the parties listed on Schedule A attached hereto (the "Selling Group"; Administrator and the Selling Group sometimes hereinafter collectively referred to as "Pledgee").

                              W I T N E S S E T H:

            WHEREAS, Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership ("Fund II"), and the Selling Group entered into a Purchase and Sale Agreement, dated July 2, 1997, as amended and supplemented (the "Purchase Agreement"), relating to the sale of the Newkirk Assets (as defined in the Purchase Agreement) to Fund II, on the terms, and subject to the conditions, set forth therein;

            WHEREAS, Fund II assigned its rights to acquire the Newkirk Assets to Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership ("Fund III"), pursuant to that certain Assignment, dated November 20, 1997, between Fund II, as assignor, and Fund III, as assignee;

            WHEREAS, Fund III assigned its rights to acquire (i) a portion of the Newkirk Assets to Newkirk GP LLC (f/k/a Brynmawr Associates LLC), a Delaware limited liability company ("Newkirk GP"), pursuant to that certain Assignment, dated as of November 20, 1997, between Newkirk NL Holdings LLC (f/k/a Brynmawr NL Holdings LLC), a Delaware limited liability company ("Holdings"), as assignor, and Newkirk GP, as assignee, and (ii) the balance of the Newkirk Assets to Newkirk Capital LLC (f/k/a Brynmawr Capital LLC), a Delaware limited liability company ("Capital"), pursuant to that certain Assignment, dated as of November 20, 1997, between Holdings, as assignor, and Capital, as assignee; and

            WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, which occurred on November 20, 1997, and as security for certain obligations of Holdings, Holdings and Administrator entered into a Pledge Agreement, dated November 20, 1997 (the "Original Pledge Agreement"), under which Holdings pledged to the benefit of Administrator the following membership interests: (i) a 100% membership interest in Newkirk GP,
(ii) a 100% membership interest in Newkirk Finco LLC (f/k/a Brynmawr Finco LLC), a Delaware limited liability company ("Finco"), and (iii) a 50.01% membership interest in Capital (collectively, the "Membership Interests");

            WHEREAS, Holdings transferred its entire membership interest in Newkirk GP to Newkirk RE Holdings LLC, a Delaware limited liability company ("Newkirk RE"), which in turn pledged that interest to Pledgee as security for certain obligations of Newkirk RE pursuant to a Pledge Agreement, dated June 30, 1998 ( the "Newkirk RE Pledge Agreement");

            WHEREAS, Newkirk RE later transferred its entire interest in Newkirk GP to Newkirk Stock LLC, a Delaware limited liability company ("Stock"), which in turn absolutely and irrevocably assumed and agreed, jointly and severally with Newkirk RE, to pay, honor, perform and discharge, when due and owing, all of the obligations, commitments, agreements and liabilities of Newkirk RE under the Newkirk RE Pledge Agreement pursuant to that certain Assumption Agreement, dated as of July 8, 1998 ("Assumption Agreement I");

            WHEREAS, Holdings transferred its entire interest in Finco to Newkirk Associates LLC, a Delaware limited liability company ("Associates"), which in turn absolutely and irrevocably assumed and agreed, jointly and severally with Holdings, to pay, honor, perform and discharge, when due and owing, all of the obligations, commitments, agreements and liabilities of Holdings under the Original Pledge Agreement pursuant to that certain Assumption Agreement, dated as of July 8, 1998 ("Assumption Agreement II");

            WHEREAS, under an Agreement, dated January 1, 2000, Holdings transferred its entire interest in Capital to Stock, which in turn absolutely and irrevocably assumed and agreed, jointly and severally with Holdings and Associates, to pay, honor, perform and discharge, when due and owing, all of the obligations, commitments, agreements and liabilities of Holdings under the Original Pledge Agreement pursuant to that certain Assumption and Ratification Agreement, dated as of January 1, 2000, by and among Holdings, Stock and Associates ("Assumption Agreement III", and collectively with Assumption Agreement I and Assumption Agreement II, the "Assumption Agreements");

            WHEREAS, Pledgor and certain of its Affiliates (as defined below) propose to enter into a series of transactions (the "MLP Transaction") pursuant to which, among other things, certain of the assets of those Affiliates (as defined below) will be transferred to or merged into Newkirk MLP, all as more fully described in that certain Consent Solicitation Statement/Offering Circular dated October 23, 2001, a copy of which is attached to the Amended and Restated Cash Participation Agreement (as defined below);

            WHEREAS, as part of the MLP Transaction, Stock shall transfer its entire interest in Newkirk GP and in Capital, and Associates shall transfer its entire interest in Finco, to Pledgor and Pledgor shall acquire such interests subject to Pledgee's existing liens;

            WHEREAS, in connection with the MLP Transaction, Administrator and certain Affiliates (as defined below) of Pledgor are entering into certain agreements, instruments and other documents, including, without limitation, (i) a transaction agreement dated the date hereof (the "Transaction Agreement"),
(ii) an amendment and restatement of the Cash Participation Agreement dated November 27, 1997 (such agreement as so amended and restated, the "Amended and Restated Cash Participation Agreement"), (iii) an amendment, restatement and combination of the Guaranty Agreements, dated November 27, 1997 and June 30, 1998, and (iv) an amendment and restatement of the Guaranty Letter of Credit Agreement, dated November 27, 1997;

            WHEREAS, Newkirk MLP, pursuant to an Assumption Agreement of even date herewith, assumed and agreed, jointly and severally with Holdings, Newkirk RE, Stock and Associates, to pay, honor, perform and discharge, when due and owing, all of the obligations of such entities under the Original Pledge Agreement, the Newkirk RE Pledge Agreement and the Assumption Agreements;

            WHEREAS, in consideration of Administrator granting the consent contained in the Transaction Agreement, Newkirk MLP has agreed to acknowledge that it is acquiring its interest in each of Newkirk GP, Capital and Finco subject to Pledgee's previously existing liens and, accordingly, to amend, restate and combine the Original Pledge Agreement and the Newkirk RE Pledge Agreement; and

            WHEREAS, Holdings, Newkirk RE, Stock and Associates additionally desire to acknowledge and ratify their obligations under the Assumption Agreements.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby amend, restate and combine the Original Pledge Agreement and the Newkirk RE Pledge Agreement to read in their entirety as set forth in this Agreement:

1. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

            "Acceleration Premium" has the meaning assigned to it in that certain Loan Agreement, dated November 20, 1997, between Administrator and Finco, as amended, restated, supplemented or otherwise modified from time to time.

            "Affiliate" has the meaning assigned to it in the Amended and Restated Cash Participation Agreement.

            "Amended and Restated Cash Participation Agreement" has the meaning assigned to it in the Recitals to this Agreement and shall include any amendment, restatement, supplement or other modification to such Amended and Restated Cash Participation Agreement.

            "Amended and Restated Guaranty Agreement" means that certain Amended and Restated Guaranty Agreement, dated as of the date hereof, among Fund III, Fund II, Holdings, Newkirk GP, Newkirk RE, Capital, Finco, Sue LLC ("Sue"), Jess LLC ("Jess"), SkiKid LLC ("SkiKid"), the Selling Group and Administrator for itself and as agent for the Selling Group, as amended, restated, supplemented or otherwise modified from time to time.

            "Associates" has the meaning assigned to it in the Recitals of this Agreement.

            "Buyers" means Finco, Capital, Newkirk GP, Newkirk RE, Jess, Sue, SkiKid, Fund II, Fund III, Holdings, Stock, Associates, VNK Corp., Vornado Newkirk LLC, Vornado Realty L.P. and their respective Affiliates.

            "Cash Participation" has the meaning ascribed thereto in the Amended and Restated Cash Participation Agreement.

            "Capital" has the meaning assigned to it in the Recitals of this Agreement.

            "Finco" has the meaning assigned to it in the Recitals of this Agreement.

            "Fund II" has the meaning assigned to it in the Recitals of this Agreement.

            "Fund III" has the meaning assigned to it in the Recitals of this Agreement.

            "Future Financing Agreement" means that certain Future Financing Agreement, dated as of November 20, 1997, among the Administrator for itself and as agent for the Selling Group, Fund III, Holdings, Newkirk GP, Capital and Finco, as amended, restated, supplemented or otherwise modified from time to time.

            "Guaranty Letter of Credit" means has the meaning assigned to it in that certain Amended and Restated Guaranty of Letter of Credit Agreement, dated of even date herewith, among Fund III, Capital and Administrator LLC for itself and as agent for the Selling Group as acknowledged and agreed to by Finco, as amended, restated, supplemented or otherwise modified from time to time.

            "Indemnification Agreement" means that certain Indemnification Agreement, dated November 20, 1997, among Fund III, Fund II, Holdings, Newkirk GP, Capital, Finco, the Selling Group, Administrator for itself and as agent for the Selling Group, as amended, restated, supplemented or otherwise modified from time to time.

            "Pledged Interests" means the Membership Interests, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such interests and all income therefrom, and any proceeds of any of the foregoing.

            "Purchase Agreement" has the meaning assigned to it in the Recitals of this Agreement.

            "Secured Obligations" shall mean any and all of the liabilities and/or obligations of Pledgor, any of the Buyers and any of their respective Affiliates and any of their respective successors and/or permitted assigns under the Indemnification Agreement, the Amended and Restated Guaranty Agreement, this Agreement or any other Transaction Document to which it is a party, including, without limitation, obligations of any such person or entity (whether direct, as obligor, or indirect, as guarantor) with respect to (i) providing Pledgee with the Transfer Letter of Credit or the Guaranty Letter of Credit, (ii) the Acceleration Premium, and (iii) the Cash Participation.

            "Transaction Documents" shall have the meaning ascribed to it in the Amended and Restated Cash Participation Agreement.

            "Transfer Letter of Credit" has the meaning assigned to it in that certain Transfer of Letter of Credit Agreement, dated November 20, 1997, among Fund III, Capital and Administrator LLC for itself and as agent for the Selling Group as acknowledged and agreed to by Finco, as amended, restated, supplemented or otherwise modified from time to time.

2. Pledge and Creation of Security Interest. As security for the full, prompt and complete payment, whether at stated maturity, by acceleration or otherwise and performance of each of the Secured Obligations, Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to Pledgee, and grants to Pledgee a security interest in and to, the Pledged Interests.

3. Delivery of Pledged Interests. Pledgor represents and warrants that it has delivered physical possession of the Pledged Interests (to the extent the Pledged Interests are evidenced by a certificate or other written document) to Pledgee and that Pledgee's security interest is fully and properly perfected by such possession, and Pledgor further represents and warrants that it has delivered to Pledgee any other documentation such that Pledgee's security interest is fully and properly perfected. Upon an Event of Default (as hereinafter defined) which has occurred and is continuing, Pledgee shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Pledged Interests. Simultaneously with the execution and delivery of this Agreement, each of Newkirk GP, Finco and Capital has executed and delivered a Control Agreement of even date herewith (each, a "Control Agreement" and, collectively, the "Control Agreements"), with Pledgee and Pledgor, for the purpose of perfecting the security interest granted by Pledgor in the Pledged Interests to Pledgee, such that Pledgee's security interest is fully and properly perfected. Pledgee shall not provide a direction to Capital, Finco and Newkirk GP under the Control Agreements unless an Event of Default has occurred and is continuing.

4. Representations and Warranties. Pledgor represents, warrants and confirms to Pledgee that:

            4.1 Pledgor is, and at the time of delivery of the Pledged Interests to Pledgee pursuant to Section 2 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Interests, free and clear of any lien thereon or affecting the title thereto, except for the lien created by this Agreement.

            4.2 Schedule B attached hereto sets forth a true and complete list of all of the interests of Pledgor in the Membership Interests.

            4.3 All of the Pledged Interests have been duly authorized and validly issued.

            4.4 None of the Pledged Interests have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

            4.5 The pledge, assignment and delivery of the Pledged Interests pursuant to this Agreement is effective to create, and/or confirm, as the case may be, and does create and/or confirm, as the case may be, a valid and continuing first priority lien on and a first priority perfected security interest in the Pledged Interests and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other lien of any kind.

            4.6 No security agreement, effective financing statement or equivalent security or lien instrument or continuation statement covering all or any part of the Pledged Interests is on file or of record in any public office, except as may have been filed pursuant to this Agreement.

            4.7 The description of the various transfers of the Membership Interests after November 20, 1997 through and including the date of this Agreement set forth in the recitals to this Agreement is true and complete.

            4.8 Pledgor acquired the Membership Interests subject to Pledgee's existing liens that were granted and existing pursuant to the Original Pledge Agreement.

5. Covenants. Pledgor covenants and agrees that until such time as the Secured Obligations are fully satisfied:

            5.1 Pledgor, without the written consent of Pledgee, shall not create or knowingly permit the existence of any lien or security interest on the Pledged Interests other than that created hereby or as permitted in accordance with the Future Financing Agreement.

            5.2 Without the prior written consent of Pledgee, Pledgor will not vote to enable, or take any other action to permit, the issuer of the Pledged Interests to issue to Pledgor or any other person and/or entity any membership interests or other equity securities of any nature or to issue to Pledgor any other securities convertible into or granting the right to purchase or exchange for any partnership interests or other equity securities of the issuer of the Pledged Interests unless such membership interests or securities are pledged to Pledgee as Pledged Interests hereunder.

            5.3 Pledgor will, at its expense, promptly and duly execute, acknowledge and deliver all such instruments and documents and take all such actions as Pledgee from time to time may request in order to ensure to Pledgee the benefits of the liens on and to the Pledged Interests intended to be created by this Agreement, including the filing of any necessary Uniform Commercial Code financing statements, which may be filed by Pledgee with or without the signature of Pledgor, and will cooperate with Pledgee, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal or state law in connection with such liens or any sale or transfer of the Pledged Interests.

            5.4 Pledgor has and will defend the title to the Pledged Interests and the liens of Pledgee thereon against the claim or claims of any person and/or entity and will maintain and preserve such liens.

            5.5 If any amount payable under or in connection with the Pledged Interests shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Pledgee duly endorsed in a manner satisfactory to Pledgee to be held as collateral pursuant to this Agreement.

            5.6 Pledgor agrees to pay, and to save Pledgee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to the Pledged Interests or in connection with any of the transactions contemplated by this Agreement, except for liabilities arising out of Pledgee's willful misconduct or bad faith or breach of this Agreement.

            5.7 If Pledgor shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Interests, or otherwise in respect thereof, Pledgor shall accept the same as Pledgee's agent, hold the same in trust for Pledgee and deliver the same forthwith to Pledgee in the exact form received, duly endorsed by Pledgor to Pledgee and, if required, together with an undated assignment separate from certificate covering such certificate duly executed in blank to be held by Pledgee hereunder as additional security for the Secured Obligations.

            5.8 If Pledgor shall, on account of or in exchange for the Pledged Interest, become entitled to receive or shall receive any additional interest in any issuer of a Pledged Interest such interest shall become and be held as additional security for the Secured Obligations. If Pledgor shall, as a result of its ownership of such additional interest in any issuer of a Pledged Interest, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of such additional interest, or otherwise in respect thereof, Pledgor shall accept the same as Pledgee's agent, hold the same in trust for Pledgee and deliver the same forthwith to Pledgee in the exact form received, duly endorsed by Pledgor to Pledgee and, if required, together with an undated assignment separate from certificate covering such certificate duly executed in blank to be held by Pledgee hereunder as additional security for the Secured Obligations.

6. Pledgor's Rights. 6.1 As long as no default or Event of Default shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Interests or any part thereof for all purposes not inconsistent with the provisions of this Agreement or the other Transaction Documents; provided, however, that no vote shall be cast by Pledgor, and no consent shall be given or action taken by Pledgor, which would have the effect of impairing the position or interest of Pledgee in respect of the Pledged Interests or which would authorize or effect the dissolution or liquidation, in whole or in part, of the issuer of the Pledged Interests. No vote shall be cast by Pledgor, and no consent shall be given or action taken by Pledgor, which would authorize or effect any change in the rights of any interest issued by the issuer of the Pledged Interests or the issuance of any additional interests unless such changed interests or such additional interests are pledged to Pledgee pursuant to a Pledge Agreement in the form of this Agreement.

            6.2 Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to control the direction of and/or receive all cash distributions paid to it or its designees by issuers of Pledged Interests in accordance with the governing documents of the issuers of Pledged Interests. At such time as an Event of Default has occurred and is continuing, Pledgee shall control the direction of and/or receive the cash distributions to be paid by the issuers of Pledged Interests in accordance with the governing documents of the issuers of Pledged Interests.

7. Limitation on Duties Regarding Pledged Interests. Pledgee shall not be liable for failure to demand, collect or realize upon any of the Pledged Interests or for any delay in doing so and shall not be under any obligation to sell or otherwise dispose of any Pledged Interests upon the request of Pledgor or otherwise.

8. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Interests are irrevocable and powers coupled with an interest.

9. Waivers by Pledgor. Pledgor hereby:

            9.1 Waives, with respect to the Secured Obligations, grace, demand, presentment, notice of dishonor and protest;

            9.2 Agrees that Pledgee, before proceeding against Pledgor under this Agreement, shall not be bound to exhaust its recourse or take any action against the Buyers or against any other person or entity, but Pledgee may make such demands and take such actions as it deems advisable; and

            9.3 Agrees that Pledgee, without affecting the liability of Pledgor under this Agreement, may with or without notice or consideration, release any or all of the other Buyers or any person and/or entity liable for the Secured Obligations.

10. Expenses Incurred by Pledgee. Pledgee is not required to, but may at its option, pay any tax or other charge or expense payable by Pledgor with respect to the Pledged Interests and any filing or recording fees, and any amounts so paid shall be repayable by Pledgor upon demand. The pledge and security interest granted by this Agreement shall also secure all of Pledgee's reasonable expenses incurred in collecting, conserving, or protecting the Pledged Interests.

11. Events of Default. "Event of Default" means (a) an occurrence of a default by Pledgor or any of the Buyers or any of their respective Affiliates in the due performance, payment or observance of any term, covenant or agreement required to be performed, paid or observed pursuant to the Indemnification Agreement, the Amended and Restated Guaranty Agreement, this Agreement or the other Transaction Documents, and any such person or entity fails to comply with the determination and/or award of the arbitrator pursuant to arbitration as set forth in Section 24 of this Agreement or in any other Transaction Document in connection with such default within fifteen (15) days after notice of such determination and/or award, or (b) if any representation or warranty made by Pledgor or any Buyer or any of their respective Affiliates in the Indemnification Agreement, the Amended and Restated Guaranty Agreement, this Agreement, any other Transaction Document or in any document, certificate or statement furnished pursuant to any such document shall be false or misleading in any material respect, and Pledgor or any Buyer or any of their respective Affiliates fails to comply with the award of the arbitrator pursuant to arbitration as set forth in Section 24 of this Agreement or in any such other documents with respect to such false or misleading representation or warranty within fifteen (15) days after notice of such award. For the purposes hereof, upon full satisfaction and compliance with the award rendered by the arbitrator in accordance with Section 24 herein or such other document with respect to (i) any default as described in this Section 11 (a) above, or (ii) false or misleading representation or warranty as described in this Section 11 (b) above, such default or false or misleading representation or warranty shall be deemed cured.

            If an Event of Default shall occur and be continuing and Pledgee shall give prior notice of its intent to exercise such rights to Pledgor (provided such notice is not rescinded by Pledgee): (a) Pledgee shall have the right to receive any and all cash distributions paid in respect of the Pledged Interests and make application thereof to the Secured Obligations in such order as it may determine, (b) Pledgee shall become the managing member of the issuer of the Pledged Interests and otherwise the holder of all voting and management rights of the issuer of the Pledged Interests, and shall receive the rights and obligations in connection therewith, and (c) all of the Pledged Interests shall thereafter be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter exercise (i) all voting, partnership, membership, consensual and other rights pertaining to the Pledged Interests at any meeting of the issuer of the Pledged Interests or otherwise and all other interests in the issuer of the Pledged Interests that are not then owned by Pledgee shall cease to be voting interests, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the structure of the issuer of the Pledged Interests, or upon the exercise by Pledgor or Pledgee of any right, privilege or option pertaining to the Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), Pledgor hereby irrevocably constituting and appointing Pledgee as the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so, and which shall remain in effect until the Secured Obligations are fully satisfied.

12. Remedies. 12.1 If an Event of Default shall occur and be continuing, Pledgee may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

            12.2 Without limiting the generality of the foregoing, Pledgee without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law or referred to below or in Section 11 (Events of Default)) to or upon Pledgor or the issuer of the Pledged Interests, may in such circumstance, forthwith collect, receive, appropriate and, realize upon the Pledged Interests, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Interests or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange broker's board or at Pledgee's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Pledgee shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of the Pledged Interests so sold, free and clear of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released to the extent not prohibited by law. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Pledgee arising out of the good faith exercise by Pledgee of any of its rights hereunder. If any notice of a proposed sale or other disposition of Pledged Interests shall be required by law, notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

            12.3 Pledgor recognizes that Pledgee may be compelled to resort to one or more private sales of the Pledged Interests to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Pledgee than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale made in accordance with the requirements of the applicable sections of the Uniform Commercial Code of the State of New York as in effect shall not be deemed to have been made in a commercially unreasonable manner merely because it was a private sale.

            12.4 Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Interests valid and binding and in compliance with any and all applicable requirements of law. Pledgor further agrees that a breach of any of the covenants contained herein will cause irreparable injury to Pledgee, that Pledgee has no adequate remedy at law in respect of such breach and, as consequence, agrees that each and every covenant contained herein shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants, except for a defense that no default with respect to the Secured Obligations has occurred.

13. Application of Proceeds. From and after the occurrence of an Event of Default, Pledgee shall apply the net proceeds of any collection, recovery, receipt, appropriation, realization or sale of any of the Pledged Interests as Pledgee may determine.

14. No Waiver, Cumulative Remedies. No delay on Pledgee's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Pledgee's right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice Pledgee's rights as against Pledgor in any respect. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

15. Continuing Agreement and Security Interest. This Agreement shall be a continuing agreement and shall irrevocably apply to all the dealings and transactions heretofore or hereafter had between Pledgee and Pledgor relating to the subject matter hereof unless Pledgor and Pledgee shall otherwise expressly agree in writing signed by Pledgor and Pledgee. Pledgee may assign or transfer the whole or any part of the Secured Obligations, and may transfer therewith as collateral security the whole or any part of the Pledged Interests; all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee and shall bind the heirs, executors, administrators, successors or assigns of the parties hereto.

16. Irrevocable Authorization. Pledgor hereby authorizes and instructs the issuer of the Pledged Interests to comply with any instruction received by it from Pledgee in writing that (a) states that an Event of Default has occurred hereunder and (b) is otherwise in accordance with the terms of this Amended and Restated Pledge Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that the issuer of the Pledged Interests shall be fully protected in so complying.

17. Termination. Immediately following the later to occur of (i) November 20, 2007, (ii) full satisfaction of the Cash Participation, and (iii) full satisfaction of the Acceleration Premium, and subject to the provisions of this Agreement, Pledgee shall deliver to pledgor the Pledged Interests to the extent such Pledged Interests are in Pledgee's possession at such time, and all instruments of assignment executed in connection therewith, free and clear of the liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

18. Lien Absolute. All rights of Pledgee hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

            18.1 any lack of validity or enforceability of the Transaction Documents;

            18.2 any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents;

            18.3 any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

            18.4 any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

19. Release. Pledgor consents and agrees that Pledgee may at any time, or from time to time, in its discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and (b) exchange, release and/or surrender all or any of the Pledged Interests, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Pledgee in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Pledgee may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Pledged Interests, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any other notice to or of making any claim or demand hereunder upon any Pledgor. No act or omission of any kind on Pledgee's part shall in any event affect or impair this Agreement.

20. Indemnification. Pledgor agrees to indemnify and hold Pledgee harmless from and against any and all costs and expenses, including, without, limitation, taxes and reasonable attorney's fees and disbursements, in connection with the foreclosure of the lien on and security interest in each and all of the Pledged Interests provided for herein. Pledgor agrees to pay any and all costs and expenses incurred by Pledgee, but not in excess of $5,000, in connection with any filings necessary to perfect the lien on and security interest in each and all of the Pledged Interests, or to maintain the effectiveness of such perfected security interests, in accordance with those certain Pledge Agreements set forth on Schedule C attached hereto. The obligations of Pledgor under this Section 20 shall survive the termination of this Agreement.

21. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor or any obligor in respect of Secured Obligations become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

22. Future Financing Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to the terms and conditions of the Future Financing Agreement and any subordination agreement to be entered into in connection therewith.

23. Notice. Any notice or other communication under this Agreement shall be in writing and shall be considered given when (a) sent by telecopier, with receipt confirmed, (b) delivered personally, or (c) one business day after being sent by recognized overnight courier, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

            (a)      If to Pledgor:

                             The Newkirk Master Limited Partnership
                             7 Bulfinch Place, Suite 500
                             Boston, MA 02114
                             Telecopier: 617-570-4746
                                     And

                             c/o Winthrop Financial Services
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                             Attention: Michael Ashner
                             Telecopier: 212-261-4060

            with a copy to:

                             Rosenman & Colin LLP
                             575 Madison Avenue
                             New York, New York 10022
                             Attention: Mark I. Fisher, Esq.
                             Telecopier:  212-940-8776

            and

                             Apollo Advisors, L.P.
                             1999 Avenue of the Stars, Suite 1900
                             Los Angeles, CA 90067
                             Attention: Michael D. Weiner, Esq., General Counsel
                             Telecopier: 310-201-4166

            (b)      If to Pledgee:

                             Administrator LLC
                             c/o Millennium Capital Management LLC
                             70 East 55th Street
                             New York, New York 10022
                             Attention: Mr. Jay Chazanoff
                             Telecopier: 212-376-8989

            and

                             Administrator LLC
                             c/o Proskauer Rose LLP
                             1585 Broadway
                             New York, New York 10036
                             Attention: Wendy J. Schriber, Esq.
                             Telecopier: 212-969-2900

            with a copy to:

                             Proskauer Rose LLP
                             1585 Broadway
                             New York, New York 10036
                             Attention: James D. Meade, Esq.
                             Telecopier: 212-969-2900

            However, the parties hereto shall have the right from time to time and at any time to change their respective addresses or the persons to which such notice shall be sent, and each shall have the right to specify as the person to which notice shall be sent or its address any other person or address within the United States by at least ten (10) days' written notice to the other party.

24. Arbitration. (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration to be held in the City of New York in accordance with the rules of the American Arbitration Association then in effect, subject to Section 24(b) below. There shall be one arbitrator appointed in accordance with those rules. As part of his award, the arbitrator shall make a fair allocation between the parties of the fee and expenses of the American Arbitration Association and the cost of any transcript, taking into account the merits of their claims and defenses. The arbitrator shall render his award within thirty (30) days after the commencement of the arbitration; provided, however, no failure on the part of the arbitrator to render his award within such thirty (30) day period shall constitute a release from liability or otherwise affect the liability of any party hereto. Failure by either party to submit to arbitration under this paragraph shall result in the arbitrator ruling in favor of the other party if such other party has submitted to arbitration under this paragraph. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the New York courts for that purpose. The arbitrator may grant injunctive or other relief. Nothing in this Section 24(a) shall preclude any party from seeking temporary injunctive relief from a court of competent jurisdiction pending appointment of an arbitrator pursuant to this Section 24(a).

            (b) In connection with any arbitration under the preceding Section 24(a), to the extent that the subject of the arbitration is the determination of an amount that is due by any party, each party shall submit to the arbitrator its estimate of such amount within ten (10) days after the appointment of the arbitrator. The arbitrator shall be charged solely with determining, within ten
(10) days after expiration of the period during which the parties are to submit their respective estimates, which estimate is closest to the amount that is due and shall award the amount of that estimate to the party to whom it is due; except that, if the larger of the two estimates is equal to or less than 120% of the smaller of the two estimates, the amount to be awarded by the arbitrator shall be the average of the two estimates. No failure on the part of the arbitrator to make such determination within such ten (10) days shall constitute a release from liability or otherwise affect the liability of any party hereto. If either party fails to timely submit an estimate under this 24(b), the estimate of the other party shall be awarded by the arbitrator to the party to whom it is due.

25. Non-Recourse. Notwithstanding anything to the contrary contained in this Agreement, any other Transaction Document or any other document referred to herein or therein, recourse for any breach of any and all obligations and duties hereunder by the Selling Group or Administrator LLC, for itself, and as agent for the Selling Group, shall be had only against those individuals of the Selling Group set forth on Schedule D attached hereto (the "Protecting Partners"). Each of the Protecting Partners shall be jointly and severally liable for any and all obligations and duties of the Selling Group and Administrator LLC, for itself and as agent for the Selling Group hereunder. Pledgor hereby agrees that those individuals of the Selling Group who are not also Protecting Partners shall not be liable for any of the obligations or duties hereunder and shall be absolved or any and all liabilities relating thereto.

26. Miscellaneous.

            26.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supercedes all prior agreements and understandings to the extent it relates to that subject matter, and it is agreed that there are no terms, understandings, representations, or warranties, express or implied, other than those set forth herein.

            26.2 No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or privilege under this Agreement, any other Transaction Document or any document referred to herein or therein or contemplated hereby or thereby and no course of dealing between the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement, or any other Transaction Document or any document referred to herein or therein or contemplated hereby or thereby preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies under this Agreement, or any other Transaction Document or any document referred to herein or therein or contemplated hereby or thereby expressly provided are cumulative with and not exclusive of any rights, powers or remedies which any party hereto would otherwise have. No notice to or demand on any party hereto in any case shall, ipso facto, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other party to any other or further action in any circumstances without notice or demand where notice or demand is not otherwise required.

            26.3 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

            26.4 Partial Invalidity. If any provision of this Agreement, or the application thereof to any particular party or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to any other particular party or circumstance, shall not be affected thereby and each remaining provision of this Agreement, or the application of such provision to any particular party or circumstance, shall be valid and enforceable.

            26.5 Gender. All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires and vice versa.

            26.6 Captions. The captions or titles given to any provision of this Agreement are for convenience and reference only and shall in no way define, limit or describe the scope or intent of this Agreement and in no way affect or constitute a part of this Agreement.

            26.7 Schedules and Exhibits. All schedules and exhibits attached hereto are hereby incorporated herein by this reference and made a part hereof for all purposes.

            26.8 Third Party Beneficiary. This Agreement is for the purpose of defining the respective rights and obligations of the parties hereto and is not for the benefit of any creditor or other third party.

            26.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument.

            26.10 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Each party to this Agreement may assign all or any portion of its interest hereunder, provided that
(i) each assignment shall expressly be made subject to the provisions of this
Section 26.10, and (ii) simultaneously with such assignment, the assignee shall expressly assume all duties, obligations and liabilities relating to the assigned interests. The assignee shall execute, acknowledge (when applicable) and deliver to each other party to this Agreement an agreement whereby the assignee (x) assumes all obligations, duties and liabilities of the assigning party to the extent of the interest being assigned pursuant to such assignment,
(y) to the extent of the interests being assigned, agrees to be personally bound by and upon all covenants, agreements, terms, provisions and conditions hereof on the part of the assigning party to be performed or observed, and (z) agrees that the provisions of this Section 26.10 shall continue in full force and effect and be binding upon the assignee. Any assignment of interests in this Agreement made without full compliance with the preceding sentence shall be null and void for all purposes. Notwithstanding anything contained herein, in any other Transaction Document or any document referred to herein or therein or contemplated hereby or thereby (including without limitation, the assumption requirements of the second sentence of this Section 26.10), in no event shall any assignment by any party hereto of its interests (or any part thereof) under this Agreement (i) modify or limit any right or power of any other party hereunder or (ii) affect or reduce any obligation, duty or liability of the assigning party, and all obligations, duties and liabilities of the assigning party under this Agreement shall continue in full force and effect as obligations, duties and liabilities of a principal and not of a guarantor or surety, enforceable against the assigning party as a principal, as though no assignment or assumption had been made. Nothing in this Section 26.10 shall be construed to modify the non-recourse provisions of Section 25 of this Agreement.

            26.11 Further Assurances. At any time, and from time to time after the date hereof, each of the parties hereto shall, without further consideration and at their own cost and expense, execute and deliver such additional agreements, instruments, documents or certificates as shall reasonably be requested by any other party in order to carry out the provisions of this Agreement.

            26.12 No Oral Modification. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by each of the parties hereto.

            26.13 Release. Any party liable under or in respect of this Agreement, any other Transaction Document or any document referred to herein or therein or contemplated hereby or thereby may be released without affecting the liability of any party not so released.

            26.14 No Offset. Without limiting any other provision of this Agreement, Pledgors shall have no right of offset for any default, breach or other non-performance of any obligation under that certain Loan Agreement, dated as of November 20, 1997, as amended, between Finco and Administrator (the "Loan Agreement"), the Promissory Note (as defined in the Loan Agreement), the Tri-Party Agreement (as defined in the Loan Agreement) or that certain Pledge Agreement, dated November 20, 1997, as amended, made by Administrator in favor of Finco (the "Administrator Pledge Agreement") (including, without limitation, the non-payment of any principal of, or interest on, the Loan (as defined in the Loan Agreement)). Accordingly, all amounts payable in respect of this Agreement, any other Transaction Document or any agreement, instrument or other document executed in connection herewith or therewith, shall be paid in full without any deduction or offset on account of any default, breach or other non-performance of any obligation under the Loan Agreement, the Promissory Note, the Tri-Party Agreement or the Administrator Pledge Agreement (including, without limitation, the non-payment of any principal of, or interest on, the Loan). Nothing in this
Section 26.14 shall modify or otherwise affect any right of offset that any party to this Agreement (or any Affiliate of any party to this Agreement) may otherwise have against any other party to this Agreement (or any Affiliate of any other party to this Agreement) for any default, breach or other non-performance of any obligation under any Transaction Document other than the Loan Agreement, the Promissory Note, the Tri-Party Agreement and the Administrator Pledge Agreement.

            27. Pledgor hereby represents and warrants to Pledgee that Pledgor is an entity organized under the laws of the State of Delaware and that Pledgor's name as set forth in the signature page to that certain Omnibus Amendment and Termination Agreement dated as of January 1, 2001, among Pledgor, Pledgee and certain other parties named therein is its full legal name. Pledgor covenants and agrees that it shall not change its name or permit its jurisdiction of organization to be any jurisdiction other than the State of Delaware by operation of law, by merger or consolidation or otherwise without first giving Pledgee at least 30 days' prior written notice of such change.

                                  [End of Text]

            IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Pledge Agreement to be duly executed as of the date first written above.

PLEDGEE:              ADMINISTRATOR LLC, a Delaware
                      limited liability company, for itself and as agent for the parties listed on Schedule A attached hereto

                      By: /s/
                          ------------------------------------
                          Name:
                          Title:

PLEDGOR:              THE NEWKIRK MASTER LIMITED PARTNERSHIP

                      By: MLP GP LLC
                          General Partner

                          By: NEWKIRK MLP CORP.
                              MANAGER

                              By: /s/ Peter Braverman
                                  -------------------------
                                  Peter Braverman
                                  Executive Vice President

                        ACKNOWLEDGEMENT AND RATIFICATION

Each of Holdings, Newkirk RE, Stock and Associates covenants and agrees for the benefit of Pledgee, as follows:

      1. All references in any Assumption Agreement to the Original Pledge Agreement or the Newkirk RE Pledge Agreement shall mean and refer to the Amended and Restated Pledge Agreement to which this Acknowledgment and Ratification is attached.

      2. All terms, conditions, duties and obligations contained in any Assumption Agreement, as such terms, conditions, duties and obligations are applicable to any of the undersigned parties, shall remain in full force and effect.

      3. All the terms, conditions, duties and obligations contained in any Assumption Agreement, as such terms, conditions, duties and obligations are applicable to any of the undersigned parties, are hereby ratified and reaffirmed.

                                       NEWKIRK NL HOLDINGS LLC
                                       NEWKIRK RE HOLDINGS LLC

                                       By: NEWKIRK MANAGER (NV) CORP.
                                           MANAGER

                                           By: /s/ Peter Braverman
                                               ---------------------------------
                                               Peter Braverman
                                               Executive Vice President


                                       NEWKIRK STOCK LLC
                                       NEWKIRK ASSOCIATES LLC

                                       By: NEWKIRK MANAGER CORP.
                                           MANAGER

                                           By: /s/ Peter Braverman
                                               ---------------------------------
                                               Peter Braverman
                                               Executive Vice President

                                   Schedule A

                                  SELLING GROUP

William Adair                                   Creighton Lacey-Baker
Richard Ader                                    Gerard Lavin
Stephen Benvenuto                               Herbert Liechtung
Geoffrey Bobroff                                Joseph A. Lucus
Jay Chazanoff                                   Sanford Merkin
Philip Cohen                                    Stephen Mintz
Daniel Davis                                    Kes Narbutas
David Dietz                                     Donald Olsen
Harvey P. Eisen                                 Joel Pashcow
Benjamin Fein                                   Stanley Rappoport
John Filoon, Jr.                                Robert J. Rosen
Nancy Frankel                                   Richard Rosenbaum
Abraham Gelber                                  Elliot Roth
Arthur Goldberg                                 Frank Savage
Herbert Goldberg                                David Silvers
Marvin Goldklang                                Craig Singer
Stephen Goldsmith                               Alan Wiener
James R. Greene                                 Douglas H. Wood
Joel Kagan                                      Bernard Zises
Leonard Kanarek                                 Jay Zises
Marvin Kenigsberg                               Selig A. Zises
Gary W. Krat                                    Seymour Zises
Jeffrey Krauss

                                   Schedule B

                 PLEDGOR'S INTERESTS IN THE MEMBERSHIP INTERESTS

                   100% Membership Interest in Newkirk GP LLC
                  100% Membership Interest in Newkirk Finco LLC
                50.01% Membership Interest in Newkirk Capital LLC

                                   Schedule C

                                PLEDGE AGREEMENTS

Pledge Agreement, dated November 20, 1997, from Apollo Real Estate Investment III, L.P. to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated November 20, 1997, from WEM-Brynmawr Associates to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated November 20, 1997, from Newkirk GP LLC to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated November 20, 1997, from Newkirk Capital LLC to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated November 20, 1997, from Sue LLC to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated November 20, 1997, from Jess LLC to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated November 20, 1997, from SkiKid LLC to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated June 30, 1998, from Newkirk RE Holdings LLC to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated the date hereof, from The Newkirk Master Limited Partnership, to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated the date hereof, from VNK Corp. to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated the date hereof, from Newkirk NL Holdings LLC to Administrator LLC, for itself and as agent for the Selling Group.

Pledge Agreement, dated the date hereof, from Vornado Newkirk L.L.C. to Administrator LLC, for itself and as agent for the Selling Group.

                                   Schedule D

                               PROTECTING PARTNERS

Richard Ader                                    Stephen Mintz
Stephen Benvenuto                               Donald Olsen
Jay Chazanoff                                   Joel Pashcow
Philip Cohen                                    Robert J. Rosen
Daniel Davis                                    Elliot Roth
Nancy Frankel                                   David Silvers
Arthur Goldberg                                 Douglas H. Wood
Herbert Goldberg                                Bernard Zises
Marvin Goldklang                                Jay Zises
James R. Greene                                 Selig A. Zises
Leonard Kanarek                                 Seymour Zises
Gary W. Krat